EXHIBIT 99.1

Kangding KangMa Mining License and Xintaizi Prospect –
Property Recommendation

P.M. Taufen - October 19, 2005

Summary and Recommendation

Gold mineralization at the Kangding KangMa mining license property is characterized by phyllitic metamorphosed shale host rocks that contain isolated auriferous quartz lenses with pyrite.  Quartz lenses within phyllite can contain high Au grades exceeding 1 oz Au per metric tonne, and assays from the property can appear to be quite exciting when considered out of the geologic context and host rock setting.  Gold mineralization clearly occurs at Kangding, but the highest Au concentrations are associated with very small volumes of ore in the quartz lenses.

The first property visit indicated that there was a reasonably strong probability that Au mineralization would be restricted to very small volumes of rock in pinching quartz lenses within the phyllite host rock and conformable with phyllite foliation.  However, it was considered worthwhile to test a possibility that there might be a mineralized shear zone surrounding higher grade, small quartz lenses on the property that might comprise a worthwhile Au ore resource, and that might be consistent with the high-value Au deposits targeted by Magnus Resources International. To pursue this possibility, systematic sampling of tunnel openings and selected cleaned tunnels was completed between August 26 and September 30, 2005.  Results from the August - September sampling program have been received as of the date of this report, and are described here.

The Kangding KangMa mining license property is characterized by extremely steep, high-relief terrain and very narrow valleys.  There is very little flat ground within 2 kilometers of the license where a processing plant might be constructed or where mine tailings could be deposited.  Mining in the district takes place typically with small cable-supported carts used to transport ore and equipment between the valley floor and the mine sites on cliff faces and other exposures along the walls of the valley.   Correspondence with Mr. Joe Ringwald of AMEC has indicated that a Au grade of at least 20 grams per metric tonne Au distributed over coherent and extensive volumes of rock would likely be required to support an underground mining operation at Kangding KangMa.  The objective of the August – September exploration sampling program was to identify a coherent, large volume of Au ore containing Au grades high enough to support underground mining.

Considerations impacting potential value at Kangding KangMa are listed here:

  the style of Au mineralization is characterized by Au in small quartz lenses, a style that is not amenable to bulk mining or large Au reserves pursued by Magnus Resources International the terrain is extremely steep and relatively flat terrain is scarce, requiring high Au grades over coherent rock volumes to justify significant mining investment no large, coherent high grade shear zones or other volumes of high grade Au were identified in the 2005 exploration program, although a new mineralized zone was identified a portion of the tunnel openings and tunnels known to contain high grade Au are not located within the KangMa mining license area and property license legal title on adjacent properties is unclear the KangMa property is not now accessible by 4-wheel vehicle, and the access road to the property is subject to annual destruction due to flooding
  Significant environmental issues at the site detract from overall value.  The river draining the property is reported to run black in color during part of the year due to the mine waste deposited in the valley without waste treatment or tailings retention.

The Kangding KangMa mining license property is not recommended for further work by Magnus Resources International.

Kangding KangMa Mining License Location and Property Access

The Kangding KangMa mining license property is located in west – central Sichuan Province, approximately 93 air kilometers and 160 road kilometers west northwest of the town of Guza at approximately 30.5 degrees North Latitude, 102 degrees East Longitude.  Access is by paved road to within approximately 4 kilometers of the property, but access deteriorates rapidly over the last 4 kilometers to the property itself.

Figure 1: Sichuan Province and location of Kangding – KangMa mining license

Current access to the Kangding – KangMa mining license is by foot along a washed-out road damaged by seasonal flooding (Figures 2 and 3).

Figure 2: washed out road along Kangding – KangMa local access

Figure 3: washed out road along Kangding – KangMa local access

Local geology and Au Mineralization Style

Host rocks to small occurrences of Au mineralization at the Kangding – KangMa mining license are metamorphosed shales or meta-phyllites displayed in Figure 4.  Lenses of Au-bearing quartz occur within these meta-phyllites along foliation.  The Au-bearing quartz lenses observed at the property typically are 5 to 30 cm wide and less than 3 meters in length, comprising only small volumes of Au-mineralized rock.

Figure 4: Meta-phyllites exposed along the valley wall northwest of the Kangding – KangMa mining license.  These rocks host Au-bearing quartz lenses exploited by small scale mining in the area.

Typical Au-mineralized quartz lenses at the Kangding – KangMa mining license are shown in Figures 5 and 6.  Gold is being produced by local small scale mining operations from small Au-mineralized quartz lenses.

Figure 5: Au-bearing quartz vein in barren phyllite host rock at tunnel PD-38

Figure 6: Tunnel 23: pinching Au-bearing quartz vein conformable with phyllite foliation

Due to the steep terrain, ore in the area is recovered from tunnels driven into the steep valley walls using cable-suspended ore carts and trams that extend from valley floors to  tunnel openings.

Figure 7: Mine tram cable and ore cart in Kangding district

Figure 8: Mine waste from tunnels immediately north of the KangMa license.  Suspended tram cable is visible in the lower portion of the photo.

Tunnel Sampling

Seventy six historical mining tunnels were identified at the Kangding – KangMa property (Figures 9 and 10).  Sixty nine of these tunnels were sampled in the exploration program completed from August through September, 2005.

N
W
E
S
1
Kilometers
Legend
Sampled_tunnels
Kangding_License_Outline
0 50100 200
Meters

Figure 9: Tunnels sampled at Kangding – KangMa property

N
W
E
S
0 25 50 100
Meters
Legend
Old_tunnel_entrances
Kang Ma License

Figure 10: Close up of tunnel locations along NE boundary of the KangMa license

Three hundred forty five tunnel sampling sites were utilized in the effort to locate possible shear zones or other style of Au mineralization that could comprise a significant Au-bearing rock volume at the property.  From this sampling population, 276 samples contain undetectable Au at the detection limit of 0.5 g/tonne Au,  20 samples contain 2 to 4 g/tonne Au, 17 samples contain 4 – 10 g/tonne Au, and 7 samples contain greater than 10 g/tonne Au with a maximum Au concentration of 86 g/tonne Au in this group.  A plan view projected to surface from the underground tunnels of Gold in rock is displayed in Figure 11.

101.993
101.994
101.994
101.995
101.995
101.996
30.526
30.525
30.525
30.524
30.524
30.523
30.523
30.522
Legend
Tunnel
ppm Au
Au
0.0 - 0.5
0.6 - 1.0
1.1 - 2.0
2.1 - 5.0
5.1 - 10.0
10.1 - 86.0
KangMa License
100
Meters

Figure 11: Values of ppm (g/tonne) Au in rock samples collected from sampled tunnels with sample locations projected to surface

Figure 11 displays an apparent northwest-trending Au-bearing zone identified in the August – September, 2005 tunnel sampling and analysis program.   Many of the samples comprising this apparent Au zone were collected from the floors of the old tunnels rather than from the sides of the tunnel walls, and neither true thicknesses nor horizontal thicknesses of Au mineralization were determined for the majority of sampling intervals in the sampling program.  Additional sampling will be required to determine the true thicknesses and the underground horizontal depth extents of this Au-bearing zone.

The value of the KangMa mining license has been significantly enhanced by the August – September, 2005 tunnel sampling and analysis program, and a new apparent Au-bearing zone has been discovered by the program.  However, underground Au grades encountered do not meet the Au grades believed to be required to support a large-scale underground mining operation in this setting that would provide the Au resource ounces and property value targeted by Magnus Resources International.  Additional exploration work by Magnus is not recommended.